                                                                   Exhibit 10.41

                 EIGHTH AMENDMENT TO REVOLVING CREDIT AGREEMENT


         This Eighth Amendment to Revolving Credit Agreement ("Eighth Amendment") is made as of June 30, 2000 by and among PROVANT, Inc. (the "Borrower"), a Delaware business corporation having its principal place of business at 67 Batterymarch Street, Suite 500, Boston, Massachusetts 02110, Fleet National Bank, a national banking association ("Fleet"), Wells Fargo Bank Iowa, N.A., a national banking association ("Wells Fargo"), Citizens Bank of Massachusetts, a Massachusetts banking corporation ("Citizens"), and KeyBank National Association, a national banking association ("KeyBank" and, together with Fleet, Wells Fargo and Citizens, the "Banks"), and Fleet National Bank, as agent for itself and the other Banks (the "Agent").

                                    RECITALS

         WHEREAS, the Borrower, the Banks and the Agent previously entered into that certain Revolving Credit Agreement, dated as of April 8, 1998, as modified and amended by the First, Second, Third, Fourth, Fifth, Sixth and Seventh Amendments thereto (said Revolving Credit Agreement, as so amended prior to the date hereof, the "Credit Agreement"), pursuant to which the Banks have made available to the Borrower a revolving credit loan facility having a maximum available borrowing amount of $105,000,000; and

         WHEREAS, the parties hereto now desire to further amend or modify the Credit Agreement in certain respects in order to (i) waive and/or modify and amend certain of the financial covenants set forth in the Credit Agreement, (ii) modify the interest rate structure applicable to all loans thereunder, and (iii) modify the procedures for approval by the Banks of future acquisitions by the Borrower or its Subsidiaries.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree to modify and amend certain provisions of the Credit Agreement, as follows:

         Section 1. Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         Section 2. Waiver Regarding Specific Provisions. The Banks hereby grant a waiver of the Consolidated EBITDA financial covenant set forth in Section 9.4 of the Credit Agreement with respect to the four consecutive fiscal quarters of the Borrower ended on March 31, 2000. The foregoing waiver is limited to the particular fiscal period set forth in the preceding sentence.

         Section 3. Amendment of Specific Provisions. The following specific provisions in the Credit Agreement are hereby modified and amended:
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                  (a) In the definition of "Applicable Margin" in Section 1.1, the Table of Interest Rates and Fees is hereby deleted, and the following Table is substituted therefor:


                                            INTEREST RATES                          FEES
                                        ---------------------------        ------------------------------
                                         PRIME RATE      EURODOLLAR        COMMITMENT    LETTER OF CREDIT
     LEVERAGE RATIO                        LOANS         RATE LOANS        FEE RATE         FEE RATE
     --------------                   --------------    -----------        --------      ----------------
<  1.00 X                                     0.00%        0.875%            0.25%           0.875%

> or = to 1.00 X < 1.50 X                     0.00%         1.25%            0.30%            1.25%

> or = to 1.50 X < 2.00 X                     0.25%        1.625%            0.35%           1.625%

> or = to 2.00 X < 2.50 X                     0.50%        1.875%            0.40%           1.875%

> or = to 2.50 X                              0.75%         2.25%            0.45%            2.25%


         Also, the reference "> or = to 3.00" appearing in the final sentence of the definition of "Applicable Margin" is hereby amended to read "> or = to 2.50".

                  (b) For purposes of the applicability of the minimum Consolidated EBITDA covenant set forth in Section 9.4 of the Credit Agreement (and not for purposes of any other financial covenant), (i) the required minimum amount of Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower to end on June 30, 2000 shall be $30,000,000 (but for each subsequent four-quarter fiscal period the minimum Consolidated EBITDA amount shall be as specified in said Section 9.4), and (ii) the calculation of minimum Consolidated EBITDA pursuant to said Section 9.4 shall be deemed to include addbacks to Consolidated Net Income for (x) a restructuring charge of $10.6 million taken by the Borrower in its third fiscal quarter ended March 31, 2000 and described in its quarterly financial statements, which restructuring charge relates to the Borrower's reorganization program consisting of executive/employee severance, lease termination costs, inventory and contract termination costs, the abandonment of property and equipment, and other costs relating to eliminated activities, and (y) a further restructuring charge of up to $1.1 million for the Borrower's reorganization program taken in the Borrower's fourth fiscal quarter ending June 30, 2000.

                  (c) In Section 9.6 of the Credit Agreement, the text thereof shall be amended and restated in its entirety to read as follows (and shall apply to the fiscal year of the Borrower ending on June 30, 2000 and to each fiscal year thereafter):

                  "9.6 Capital Expenditures. The Borrower and its Subsidiaries will not make in the aggregate Capital Expenditures in excess of Ten Million Dollars ($10,000,000) in any single fiscal year of the Borrower. In calculating the amount of Capital Expenditures incurred, no unutilized amount of Capital Expenditures permitted to be incurred in any given fiscal year may be used or credited by the Borrower or its Subsidiaries in any subsequent fiscal year by the Borrower."


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                  (d) In Section 8.5.1 of the Credit Agreement, the text of such subparagraph shall be amended and restated in its entirety to read as follows:

                  "8.5.1 Mergers and Acquisitions. The Borrower will not, and will not permit its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices), except for (i) the mergers contemplated by the Transaction, (ii) the merger or consolidation of any one or more wholly-owned Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more wholly-owned Subsidiaries of the Borrower (so long as the successor Subsidiary is, or contemporaneously becomes, a Guarantor under the Guaranty and the stock of such successor Subsidiary is, or contemporaneously becomes, pledged and assigned under the Pledge Agreement), and (iii) the acquisition of the assets or stock of another party not already a Subsidiary (each, a "Permitted Acquisition"), but only if and to the extent that such Permitted Acquisition is approved in writing by the Majority Banks in their discretion (including, if so approved, any conditions which such Majority Banks may determine necessary or appropriate to impose)."

         Section 4. Confirmation of Stock Pledge Agreement. The parties hereto agree that all references to the "Credit Agreement" contained in the Stock Pledge Agreement and all Supplements thereto shall mean or refer to the Credit Agreement as amended and supplemented by this Eighth Amendment and as it may be further amended, supplemented, modified and restated and in effect from time to time, including without limitation any such amendment, supplement, modification or restatement which increases the amount of Indebtedness owing by the Borrower thereunder.

         Section 5. Loan Documents Ratified and Confirmed. The Credit Agreement, the Notes and each of the other Loan Documents, as specifically supplemented or amended by this Eighth Amendment and the other documents executed in connection herewith, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the collateral described therein do, and shall continue to, secure the payment of all obligations under the Loan Documents, in each case as amended or supplemented pursuant to this Eighth Amendment. The waiver set forth in Section 2 of this Eighth Amendment is limited to the specific matter and circumstances described herein, and no further or additional waiver as to any other obligations under the Credit Agreement is granted hereby.

         Section 6. Conditions to Effectiveness. This Eighth Amendment shall become effective only upon (i) completion of the execution and delivery to the Agent of an Amendment and Confirmation of Guaranty, dated the date hereof and substantially in the form attached hereto as Exhibit A, by each of the Borrower's Subsidiaries which is a Guarantor, and (ii) payment of the Closing Fees specified in Section 8 below.


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         Section 7. Bringdown. The Borrower hereby confirms that all representations and warranties with respect to the Borrower and any Subsidiaries contained in the Credit Agreement and each of the other Loan Documents and in any other certificate or document delivered in connection therewith are true and correct as of the date hereof, and that no Default or Event of Default is outstanding or would be created by the consummation of the transactions described herein.

         Section 8. Fees, Costs and Expenses.

                  (a) In connection with the execution of this Eighth Amendment, the Borrower shall pay a Closing Fee to each Bank in an amount equal to (i) such Bank's respective Commitment times (ii) .125%.

                  (b) In addition to the foregoing Closing Fees, the Borrower agrees to pay on demand all reasonable costs and expenses of the Agent and the Banks, including without limitation all reasonable fees and expenses of counsel, in connection with the preparation, execution and delivery of this Eighth Amendment and the other documents and instruments to be delivered herewith.

         Section 9. Miscellaneous. This Eighth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Eighth Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Eighth Amendment is intended to take effect as a sealed instrument and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, (excluding the laws applicable to conflicts or choice of law).

                                     ******


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         IN WITNESS WHEREOF, the parties hereto have caused this Eighth
Amendment to be duly executed as an instrument under seal as of the date first above written.

                                           PROVANT, INC.


                                           By: /s/ Rajiv Bhatt
                                               --------------------------------
                                               Title: Executive Vice President

                                           CITIZENS BANK OF MASSACHUSETTS


                                           By: /s/ Michael S. St. Jean
                                               --------------------------------
                                               Title:  Vice President

                                           FLEET NATIONAL BANK


                                           By: /s/ Michael J. Bassick
                                               --------------------------------
                                               Title:  Vice President

                                           KEYBANK NATIONAL ASSOCIATION


                                           By: /s/ Lisa L. Turilli
                                               --------------------------------
                                               Title: Vice President

                                           WELLS FARGO BANK IOWA, N.A.


                                           By: /s/ Robert S. Gagne
                                               --------------------------------
                                               Title: Vice President

                                           FLEET NATIONAL BANK, as AGENT


                                           By: /s/ Michael J. Bassick
                                               --------------------------------
                                               Title: Vice President


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
                                    EXHIBIT A


                     AMENDMENT AND CONFIRMATION OF GUARANTY


         This AMENDMENT AND CONFIRMATION OF GUARANTY (the "Guaranty Amendment"), dated as of June 30, 2000, is entered into by each of the parties identified as a Guarantor on the signature page hereto, all of which are "Guarantors" under that certain Guaranty, dated as of May 29, 1998, as supplemented by various Instruments of Adherence thereto and prior Amendment and Confirmation of Guaranty instruments dated as of December 31, 1998, March 31, 1999, June 29, 1999, September 30, 1999 and December 10, 1999, respectively (as so described, the "Guaranty"), made by such Guarantors in favor of Fleet National Bank, as Agent. All capitalized terms used herein without definition shall have the respective meanings set forth in the Credit Agreement (as hereinbelow defined).

         WHEREAS, the Agent is a party to that certain Revolving Credit Agreement, dated as of April 8, 1998 (as thereafter supplemented or amended prior to the date hereof, the "Credit Agreement") among PROVANT, Inc. (the "Borrower"), the Agent and the Banks named therein; and

         WHEREAS, the Borrower and the Guarantors are members of a group of related corporations, and each of the Guarantors has previously entered into the Guaranty for the purpose of assuring payment of all Obligations (as defined in the Credit Agreement) of the Borrower; and

         WHEREAS, the Banks, the Agent and the Borrower this day intend to enter into a Eighth Amendment to Revolving Credit Agreement (the "Eighth Amendment"), which, inter alia, provides for certain amendments, modifications or waivers of the Banks with respect to the provisions of the Credit Agreement; and it is a condition precedent to the Banks' willingness to enter into the Eighth Amendment and to continue to make Revolving Credit Loans or extend credit under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty Amendment.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. All references to the "Credit Agreement" appearing in the Guaranty (including references to capitalized terms which are defined in the Credit Agreement) shall mean and refer to the Credit Agreement as it is amended and supplemented by the Eighth Amendment and as it may be further amended, supplemented, modified or restated and in effect from time to time hereafter, and including without limitation any such amendment, supplement, modification or restatement which increases the amount of Indebtedness owing by the Borrower thereunder.

         2. The Guarantors hereby ratify and confirm the Guaranty, as supplemented or modified by this Guaranty Amendment, as remaining in full force and effect.
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         3. This Guaranty Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

         IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty Amendment to be executed and delivered as an instrument under seal as of the date first above written.

                  [Remainder of page intentionally left blank.]



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
                                               GUARANTORS:

                                               BT. NOVATIONS, INC.


                                               By:______________________________
                                                   Title:


                                               DECKER COMMUNICATIONS, INC.


                                               By:______________________________
                                                   Title:


                                               J. HOWARD & ASSOCIATES, INC.

                                               By:______________________________
                                                   Title:


                                               NOVATIONS GROUP, INC.


                                               By:______________________________
                                                   Title:

                                               AMERICAN MEDIA INCORPORATED


                                               By:______________________________
                                                   Title:


                                               STRATEGIC INTERACTIVE, INC.


                                               By:______________________________
                                                   Title:


                                               MOHR LEARNING, INC.


                                               By:______________________________
                                                   Title:


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
                                               STAR MOUNTAIN, INC.


                                               By:______________________________
                                                   Title:


                                               KC-EP, INC.


                                               By:______________________________
                                                   Title:


                                               PROVANT UTAH, INC.


                                               By:______________________________
                                                   Title:


                                               STAR MEDIA, INC.


                                               By:______________________________
                                                   Title:


                                               STAR DIGITAL, INC.


                                               By:______________________________
                                                   Title:


                                               PROVANT SERVICES, INC.


                                               By:______________________________
                                                   Title


                                               SENN-DELANEY LEADERSHIP
                                               CONSULTING GROUP, INC.


                                               By:______________________________
                                                   Title



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                                               PMSI-PROJECT MENTORS, INC.


                                               By:______________________________
                                                   Title


                                               SALES PERFORMANCE
                                               INTERNATIONAL, INC.


                                               By:______________________________
                                                   Title:

                                               SOLUTION SELLING, INC.


                                               By:______________________________
                                                   Title:


                                               FPMI COMMUNICATIONS, INC.


                                               By:______________________________
                                                   Title:


Accepted:

FLEET NATIONAL BANK, As Agent


By:______________________________
     Title:


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